Exhibit 99.2

Ener-Core Receives $2.1 Million Purchase Order and Initial License Payment from Dresser-Rand

Purchase Order Is for Two Units of Ener-Core’s Next-Generation Power Oxidizers, to Be Integrated with Dresser-Rand’s KG2-3G Gas Turbine

License Payment Related to Ener-Core’s Commercial License Agreement Signed with Dresser-Rand in Q4 2014

IRVINE, CA – August 10, 2015 – On August 5, 2015, Ener-Core, Inc. (OTCQB: ENCR) received a purchase order, valued at $2.1 million, for two of Ener-Core’s next-generation Power Oxidizers, in the larger 1.5-2MW power capacity. The purchase order calls for the delivery of the Power Oxidizers to Dresser-Rand for subsequent integration into Dresser-Rand’s KG2-3G/PO Power-station, and represents the first commercial order of the system.

Further, Ener-Core also received the initial license payment from Dresser-Rand, a Siemens Business, as part of the license amount previously announced, within the Commercial License Agreement executed between both parties in November 2014.

Separately, on August 3, Ener-Core publicly announced the success of the Sub Scale Acceptance Test (“SSAT”), which was recently conducted by the Company, approved by Dresser-Rand, and is considered a vital technical step in the scale-up effort, enabling Ener-Core’s license partner Dresser-Rand to begin quoting and closing additional purchase orders.

“This has been an exciting time at Ener-Core as we begin the commercial phase of our agreement with Dresser-Rand. Receiving the initial purchase order for our first two next-generation Power Oxidizers as well as the first license fee payment are truly significant steps for Ener-Core and are a powerful validation by a well-established partner of the commercial viability of our technology and our ability to scale up our solution from 250KW to 1.5-2MW,” said Alain Castro, CEO of Ener-Core. “We are now able to fully engage with Dresser-Rand’s global sales and marketing team and begin the full commercial efforts for our 1.5-2MW systems. Our commercial team looks forward to this new phase of our commercial deployment with Dresser-Rand’s sales teams all over the world.”

Pierre Dumas, Dresser-Rand’s Vice President Strategic Business Development and Commercialization, said, “We look forward to presenting our global customer base with Ener-Core’s Power Oxidation technology, securing new project opportunities and expanding our relationship.”

About Ener-Core

Irvine, California-based Ener-Core, Inc. designs, develops, manufactures and has commercially deployed unique systems that generate base-load, clean power from polluting waste gases including methane. Ener-Core’s patented Power Oxidizer turns one of the most potent pollution sources into a profitable source of base-load clean energy. Ener-Core’s technology offers an alternative to the flaring (burning) of gaseous pollution while generating operating efficiencies and reducing the costs of compliance with environmental regulations.

Ener-Core offers a variety of platforms including the 250kW Ener-Core Powerstation EC250 ("EC250"), the Ener-Core Power Oxidizer 333 KW Powerstation (“EC333”) and the larger counterpart, the 2MW Ener-Core Powerstation KG2-3GEF/PO.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Information provided by Ener-Core, Inc., such as online or printed documents, publications or information available via its website may contain forward-looking statements that involve risks, uncertainties, assumptions, and other factors, which, if they do not materialize or prove correct, could cause its results to differ materially from historical results, or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "strategy," "opportunity," "anticipates," and similar words. These statements may include, among others, plans, strategies, and objectives of management for future operations; any statements regarding proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. The information contained in this release is as of the date of this press release. Except as otherwise expressly referenced herein, Ener-Core assumes no obligation to update forward-looking statements.

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